Investor Presentation September 30, 2022 Simone Lagomarsino President & Chief Executive Officer Laura Tarantino Executive Vice President & Chief Financial Officer EXHIBIT 99.2

2 Forward‐Looking Statement This communication and the related management commentary contain, and responses to investor questions may contain, forward‐looking statements within the meaning of Section  27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the current views of Luther Burbank Corporation  ("LBC", the "Company", "we", "us", or "our") with respect to, among other things, future events and our results of operations, financial condition, financial performance, plans  and/or strategies. These forward‐looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may be identified by use of words  such as "anticipate," "believe," “continue,” "could," "estimate," "expect," “impact,” "intend," "seek," "may," "outlook," "plan," "potential," "predict," "project," "should," "will,"  "would" and similar terms and phrases, including references to assumptions. These forward‐looking statements are based on current expectations, estimates and projections about  our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control and involve a  number of risks and uncertainties. Accordingly, we caution you that any such forward‐looking statement is not a guarantee of future performance and that actual results may prove  to be materially different from the results expressed or implied by the forward‐looking statements due to a number of factors, including without limitation: business and economic  conditions generally and in the financial services industry, nationally and within our current and future geographic markets, including the tight labor market, supply chain disruptions,  or turbulence in domestic or foreign financial markets; economic, market, operational, liquidity, credit, inflation and interest rate risks associated with our business; the occurrence  of significant natural or man‐made disasters, including fires, earthquakes and terrorist acts, as well as public health issues and other adverse external events that could harm our  business; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; our management of risks inherent in our real estate loan portfolio,  and the risk of a prolonged downturn in the real estate market, which could impair the value of our collateral and our ability to sell collateral upon any foreclosure; our ability to  achieve organic loan and deposit growth and the composition and terms of such growth; the fiscal position of the U.S. and the soundness of other financial institutions; changes in  consumer spending and savings habits; technological changes; the laws and regulations applicable to our business, and the impact of recent and future legislative and regulatory  changes; changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks  generally, or our subsidiary bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of  certain income producing activities or changes in the secondary market for loans and other products; increased competition in the financial services industry; changes in the level of  our nonperforming assets and charge‐offs; our involvement from time to time in legal proceedings and examinations and remedial actions by regulators; the composition of our  management team and our ability to attract and retain key personnel; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving  our information technology and telecommunications systems; potential exposure to fraud, negligence, data breaches, computer theft and cyber‐crime; failure to adequately manage  the transition from LIBOR as a reference rate; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time‐to‐time by bank  regulatory agencies, the U.S. Securities and Exchange Commission ("SEC"), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") or  other accounting standards setters, including ASU 2016‐13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the Current Expected  Credit Loss (“CECL”) model, which will change how we estimate credit losses and may increase the required level of our allowance for credit losses after adoption on January 1, 2023  and political instability or the effects of war or other conflicts, including, but not limited to, the current conflict between Russia and Ukraine. The foregoing factors should not be  construed as exhaustive and should be read together with the other cautionary statements included in our annual report on Form 10‐K for the year ended December 31, 2021,  including under the caption “Risk Factors” in Item 1A of Part I, subsequent Quarterly Reports on Form 10‐Q and other reports we file with the SEC. You should not place undue  reliance on any of these forward‐looking statements. Any forward‐looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to  update or review any forward‐looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

3 Use of Non‐GAAP Financial Measures This investor presentation contains, and related management commentary may contain, certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore, are considered non‐GAAP financial measures, including tangible stockholders’ equity, tangible assets, tangible stockholders’ equity to tangible assets, efficiency ratio, tangible book value per share, and, for the year ended December 31, 2020, pro forma net income, pro forma return on average assets, pro forma return on average stockholders’ equity, pro forma earnings per share, pro forma noninterest expense, pro forma efficiency ratio and pro forma noninterest expense to average assets. The Company’s management uses these non‐GAAP financial measures in their analysis of the Company’s performance, financial condition, capital adequacy and the efficiency of its operations. Management believes that these non‐GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and other companies, as well as demonstrate the effects of significant changes in the current period. The Company’s management also believes that investors find these non‐GAAP financial measures useful as they assist investors in understanding our underlying operating performance and the analysis of ongoing operating trends. However, we acknowledge that these non‐GAAP financial measures have a number of limitations. Investors should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non‐GAAP financial measures that other banking companies use. Other banking companies may use names similar to those the Company uses for the non‐GAAP financial measures disclosed, but may calculate them differently. Investors should understand how the Company and other companies each calculate their non‐GAAP financial measures when making comparisons. Reconciliations of these non‐GAAP financial measures to the most directly comparable GAAP measures are provided in the appendix to this investor presentation.

Franchise Overview and Financial Highlights



WA
OR
CA
San Francisco
Los Angeles

Our Small Network of Large Branches[1]

#	Branch Location	Date Established		Deposits ($mm)
1	Santa Rosa	Oct. 1983	$	1,064.5
2	San Rafael	Sep. 1996*		559.7
3	Encino	Aug. 2007		493.3
4	Beverly Hills	Jul. 2010		385.6
5	Pasadena	May 2009		361.3
6	Long Beach	Jun. 2015		324.9
7	Toluca Lake	Jan. 2008		313.4
8	Los Altos	Aug. 2000		285.8
9	San Jose	Jun. 2012		144.0
10	Bellevue	Jun. 2018		134.4
11	El Segundo	Jan. 2020		91.5
	Specialty Deposits		1,295.5	
	Wholesale Deposits		340.5	
A	Corporate Office			1,636.0
	Total Deposits		$	5,794.4

** Acquisition date*

Branch

Loan Production Office

*** Highlighted counties indicate primary lending markets*

Financial Highlights[1]

	Actual
Total Assets ($mm)	$7,922
Total Loans HFI($mm)	$6,855
Total Deposits ($mm)	$5,794
Loans / Deposits	118%
Book Value Per Share	$13.25
Tangible Book Value Per Share[2]	$13.18
Tangible Common Equity / Tang. Assets[2]	8.5%
Leverage Capital Ratio	10.0%
Total Risk-Based Capital Ratio	19.2%
Total CRE Loans[3] / Total Risk-Based Capital	587%
ROAA	1.20%
ROAE	13.11%
Net Interest Margin	2.52%
EPS - Fully Diluted	$1.30
Efficiency Ratio[2]	31.9%
Noninterest Expense / Avg. Assets	0.80%
NPAs / Assets	0.05%
ALLL / Loans HFI	0.53%
Full-Time Employees (FTE)	288

(1) Financial data as of or for the nine months ended 9/30/2022.
(2) See Non-GAAP Reconciliation in Appendix hereto.
(3) Includes multifamily residential, commercial real estate, and construction loans.

Luther Burbank® | Corporation

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Key Highlights



1 History of Profitability
2 Well-Positioned in Strategic Markets
3 Demonstrated Organic Growth Engine
4 Strong Management Team and Robust Infrastructure
5 Strong Asset Quality
6 Efficient Operations
Luther Burbank®
Corporation

1. History of Profitability

- Recorded consecutive quarterly profits since our second quarter of operations
- Survived and prospered through numerous economic cycles during our more than 38-year history

2. Well-Positioned in Strategic Markets

- Western United States in supply-constrained markets with strong job growth and limited affordable housing
- Achieve deeper penetration of our lending and deposit gathering operations in our attractive core markets
- Expand into other western markets that share key demographic characteristics with our core markets

3. Demonstrated Organic Growth Engine

- **Multifamily:** professional real estate investors focused on investing in stable, cash-flowing assets
- **Single Family:** primary residence, second home or investment property
- **Retail Deposits:** strong base built on a high level of service, competitive rates and our reputation for strength and security

4. Strong Management Team and Robust Infrastructure

- Led by President & CEO Simone Lagomarsino (30+ years of banking experience)
- Invested heavily in people and infrastructure over the last several years

5. Strong Asset Quality

- Our most important focus
- Strict, quality-oriented underwriting and credit monitoring processes
- 0.05% NPAs / Total Assets

6. Efficient Operations

- Maintain a small network of large branches ($378 million avg. branch size)
- 31.9% efficiency ratio(1), 0.80% noninterest expense / average assets and 288 FTEs

Note: Financial data as of or for the nine months ended 9/30/2022.
(1) See Non-GAAP Reconciliation in Appendix hereto.

Luther Burbank® | Corporation

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Corporate Responsibility

ESG strategy that aligns with our mission of improving the financial future of our shareholders, employees, customers and communities.

Board-Level Oversight, led by the Governance and Nominating Committee

ESG Management Council



Support the communities we serve in the areas of affordable housing, community development and financial education:

- "**Outstanding**" Community Reinvestment Act exam rating
- Support over **50** non-profit organizations focused on affordable housing, economic development and community services for low- and moderate-income individuals
- "Safe Banking for Seniors" education programs designed to help seniors identify and protect themselves from fraud



Promote diversity, equity & inclusion within the Company, our vendors and the communities we serve:

- Women comprise 38% of the Board, 43% of Executive Officers and, as of September 30, 2022, 65% of our workforce
- People of color comprise 25% of the Board and 68% of promotions and new hires during the nine months ended September 30, 2022 were from underrepresented groups



Mitigate climate risk and reduce our environmental impact:

- Climate risk to collateral securing the loan portfolio is monitored on an ongoing basis and mitigated through collateral evaluation and insurance requirements (e.g., hazard and flood)
- Paper and plastic office supply reduction initiative
- e-Statement initiative

Luther Burbank® | Corporation

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Top Multifamily Lenders in the United States

Top 25 Banks by Multifamily Loans

(Dollars in billions)			As of June 30, 2022		Multifamily Loans Change Since (%)		Delinquency	
Rank	Institution Name	Headquarters	Total Assets	Multifamily Loans	March 31, 2022	June 30 2021	% of Multifamily[(1)]	Change Since (bps) June 30, 2021
1.	JPMorgan Chase & Co.	New York, NY	3,841.3	77.83	3.1	7.3	0.23	(18)
2.	New York Community Bancorp, Inc.	Hicksville, NY	63.1	36.80	2.9	13.0	0.10	5
3.	Wells Fargo & Co.	San Francisco, CA	1,881.1	25.85	12.8	52.2	0.42	(37)
4.	First Republic Bank	San Francisco, CA	197.9	18.35	8.2	23.9	0.00	(2)
5.	Signature Bank	New York, NY	116.0	17.30	5.4	11.9	0.29	11
6.	Capital One Financial Corporation	McLean, VA	440.3	10.05	(2.6)	(10.0)	1.24	(7)
7.	PNC Financial Services Group, Inc.	Pittsburgh, PA	541.0	9.21	5.8	6.0	0.26	(63)
8.	Citizens Financial Group, Inc.[(3)]	Providence, RI	227.2	8.51	993.9	765.3	1.10	107
9.	Citigroup Inc.	New York, NY	2,380.9	8.47	(1.0)	1.2	0.96	92
10.	Santander Holdings USA, Inc.	Boston, MA	165.3	8.18	6.2	0.5	0.97	(83)
11.	Valley National Bancorp	New York, NY	54.4	7.26	30.5	42.1	0.64	41
12.	MUFG Americas Holdings Corp.	New York, NY	152.5	6.55	(2.9)	(8.9)	0.17	(181)
13.	KeyCorp	Cleveland, OH	187.2	6.44	2.4	50.4	0.02	(29)
14.	U.S. Bancorp	Minneapolis, MN	591.4	6.42	10.8	56.9	0.16	(21)
15.	M&T Bank Corp.[(4)]	Buffalo, NY	204.0	5.98	65.4	38.5	1.44	84
16.	Webster Financial Corp.[(5)]	Stamford, CT	67.6	5.91	5.1	395.5	0.24	16
17.	Bank of America Corp.	Charlotte, NC	3,111.6	5.88	0.6	21.0	0.15	1
18.	Pacific Premier Bancorp, Inc.	Irvine, CA	22.0	5.62	1.5	7.1	0.16	16
19.	TD Group US Holdings LLC	Wilmington, DE	516.5	5.36	3.3	8.8	0.19	(23)
20.	PacWest Bancorp	Beverly Hills, CA	41.0	4.91	21.2	25.0	0.00	0
21.	Umpqua Holdings Corporation	Portland, OR	30.1	4.85	10.3	34.0	0.01	(1)
22.	CIBC Bancorp USA Inc.	Chicago, IL	65.4	4.54	1.8	15.8	1.78	178
23.	First Foundation Inc.	Dallas, TX	11.3	4.47	17.2	34.0	0.00	0
24.	Luther Burbank Corporation	Santa Rosa, CA	7.5	4.41	4.4	3.1	0.09	5
25.	Truist Financial Corporation	Charlotte, NC	545.1	4.39	6.9	(5.1)	0.02	(4)
	Banking Industry Aggregate[(2)]			**557.57**	**5.4**	**13.7**	**0.30**	**(15)**

Source: S&P Global Market Intelligence

(1) Represents delinquent multifamily loans as a percentage of total multifamily loans as of June 30, 2022. Delinquent loans include 30+ days past due and nonaccrual loans.
(2) Includes all U.S. commercial banks, savings banks and savings and loan associations.
(3) Citizens Financial Group, Inc. acquired the assets of DH Capital LLC on June 8, 2022.
(4) M&T Bank Corp. completed the acquisition of People's United Financial Inc. on April 1, 2022.
(5) Webster Financial Corp. completed a merger of equals with Sterling Bancorp on January 31, 2022.

Luther Burbank® | Corporation

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8 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 2.40% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2020 2021 2022 ($ in bilions) Delinquent Multifamily Loans ($) Total Multifamily Loans, delinquency ratio (%) Gross Loans & Leases, delinquency ratio (%) Multifamily Loans ‐ Industry Trends Source: S&P Global Market Intelligence Analysis includes all U.S. commercial banks, savings banks and savings and loan associations. (1) Represents nonaccrual and past due multifamily loans as a percentage of total multifamily loans. (2) Represents nonaccrual and past due gross loans and leases as a percentage of gross loans and leases.  Multifamily Loan Growth Multifamily Loan Delinquencies (1) (2) 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% $0 $100 $200 $300 $400 $500 $600 $700 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2020 2021 2022 ($ in billions) Total Multifamily Loans ($) Total Multifamily Loans, YoY change (%) Gross Loans & Leases, YoY Change (%)

Luther Burbank Comparison

➢ **Includes all major exchange-traded banks and thrifts nationwide as of and for the quarter ended June 30, 2022 with:**

✓ **Total assets > $1 billion** ✓ **Gross loans / assets > 65%** ✓ **Multifamily loans / total loans > 30%** ✓ **MFR + SFR + CRE / total loans > 75%**

General Information					Profitability							Capital & Balance Sheet Ratios				Asset Quality[1]			Bal. Sheet Growth[2]	
Institution Name	Ticker	State	Total Assets ($bn)	Multifamily Loans ($bn)	ROAA (%)	ROAE (%)	NIM (%)	Yield on Loans (%)	Cost of Deposits (%)	NIE / Avg. Assets (%)	Eff. Ratio (%)	TCE / TA (%)	Leverage Ratio (%)	Total Capital Ratio (%)	Loans / Deposits (%)	LLR / Loans (%)	NPA / Loans + OREO (%)	NCO / Avg. Loans (%)	Gross Loans CAGR (%)	Total Deposits CAGR (%)
Luther Burbank Corporation	**LBC**	**CA**	**7.5**	**4.4**	**1.22**	**13.41**	**2.64**	**3.51**	**0.50**	**0.72**	**27.7**	**8.9**	**10.2**	**19.1**	**116**	**0.54**	**0.09**	**0.00**	**2.3**	**3.7**
1. Blue Foundry Bank		NJ	2.0	0.6	0.06	0.41	2.80	3.67	0.30	2.62	92.95	14.1	15.3	23.5	100	0.98	0.80	0.00	-1.0	3.3
2. Bridgewater Bancshares, Inc.	BWB	MN	3.9	1.1	1.39	13.51	3.55	4.42	0.64	1.48	NA	7.9	10.3	14.0	99	1.39	0.02	0.00	20.8	22.8
3. ConnectOne Bacncorp, Inc.	CNOB	NJ	8.8	2.4	1.55	11.32	3.87	4.64	0.47	1.52	39.13	9.5	11.6	15.1	109	1.14	1.48	0.02	14.4	14.7
4. Dime Community Bancshares, Inc.	DCOM	NY	12.3	3.7	1.26	13.44	3.25	3.93	0.16	1.70	47.5	7.1	8.7	13.3	91	0.82	0.39	0.02	36.2	33.1
5. Esquire Bank, National Association		NY	1.3	0.3	2.20	22.83	4.68	5.90	0.18	3.04	48.3	9.4	10.5	15.3	73	1.20	0.00	0.03	19.0	22.3
6. Five Star Bank		CA	2.8	0.9	1.55	16.78	3.76	4.49	0.27	1.39	35.53	9.0	9.6	11.6	94	1.08	0.02	0.07	29.6	24.5
7. Flushing Financial Corporation	FFIC	NY	8.3	2.5	1.21	15.00	3.39	4.19	0.35	1.71	48.7	7.8	8.9	13.8	105	0.58	0.94	(0.03)	5.8	7.6
8. Hanover Community Bank		NY	1.6	0.5	1.48	12.83	4.13	4.79	0.37	2.29	51.4	10.8	11.6	17.3	104	0.77	0.98	0.00	29.9	35.3
9. Hingham Institution for Savings	HIFS	MA	4.0	1.2	0.34	3.48	3.19	3.87	0.41	0.68	21.3	9.2	9.8	11.5	141	0.68	0.05	(0.01)	17.3	13.7
10. HomeStreet, Inc.	HMST	WA	8.6	3.4	0.89	10.65	3.27	3.92	0.25	2.50	67.4	6.4	8.4	11.5	110	0.55	0.44	0.02	6.5	6.0
11. Kearny Financial Corp.	KRNY	NJ	7.7	2.4	0.60	4.92	2.96	3.78	0.32	1.77	61.9	9.1	10.1	15.2	92	0.86	1.85	0.08	4.0	10.2
12. Malaga Bank, FSB		CA	1.5	1.1	1.37	11.11	2.77	3.81	0.42	0.87	31.1	12.2	12.4	22.7	113	0.30	0.00	0.00	6.1	10.4
13. Marquette Bank		IL	2.0	0.7	0.57	7.46	2.97	3.83	0.10	2.56	73.2	6.0	7.3	12.9	74	1.13	1.20	0.23	3.5	9.3
14. New York Community Bancorp, Inc.	NYCB	NY	63.1	36.8	1.10	9.92	2.51	3.59	0.53	0.89	36.7	6.4	8.1	12.0	117	0.45	0.15	(0.06)	5.6	8.7
15. Northfield Bancorp, Inc. (Staten Island, NY	NFBK	NJ	5.7	2.8	1.14	8.89	3.03	3.91	0.15	1.34	45.71	12.0	12.8	NA	92	0.95	0.34	0.04	7.0	8.9
16. Pacific Premier Bancorp, Inc.	PPBI	CA	22.0	5.6	1.28	10.10	3.46	4.41	0.10	1.81	48.4	8.5	9.9	14.4	82	1.30	0.30	0.14	16.5	23.4
17. Provident Savings Bank, F.S.B.		CA	1.2	0.5	0.89	8.60	3.00	3.78	0.12	2.12	64.4	10.5	10.5	20.5	97	0.59	1.07	0.00	0.2	2.4
18. Waterstone Financial, Inc.	WSBF	WI	1.9	0.6	1.61	7.91	3.15	4.19	0.28	7.04	NA	19.9	20.1	26.9	119	1.16	0.52	(0.03)	-0.7	4.4
Average:					**1.14**	**10.51**	**3.32**	**4.17**	**0.30**	**2.07**	**50.8**	**9.8**	**10.9**	**16.0**	**101**	**0.89**	**0.59**	**0.03**	**12.3**	**14.5**
Median:					**1.24**	**10.38**	**3.22**	**3.93**	**0.29**	**1.74**	**48.3**	**9.1**	**10.2**	**14.4**	**99**	**0.91**	**0.42**	**0.01**	**6.8**	**10.3**

Source: S&P Global Market Intelligence. GAAP data when available, otherwise FR Y-9C's and bank call reports as of or for the three months ended 6/30/2022. Note that SNL earnings ratios may differ from Company as SNL annualizes one quarter rather than using data for 12 months.

(1) Nonperforming assets ("NPA") includes performing troubled debt restructurings.

(2) Compound annual growth rate ("CAGR") from 12/31/2018 to 6/30/2022 and reflects the impact from mergers and acquisitions.

Luther Burbank® | Corporation

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10 Our Lending Business Note: Data as of 9/30/2022. Multifamily Residential Loans Markets:  High barrier to entry for new development; little land to develop  Limited supply of new housing  High variance between cost to own and rent Deals:  Stabilized and seasoned assets  Older, smaller properties with rents at/below market levels,  catering to lower and middle income renters Sponsors:  Experienced real estate professionals who desire regular  income/cash flow streams and are focused on building wealth  steadily over time Single Family Residential Loans Occupancy Types:  Both owner‐occupied and investor owned Broker Network:  Primarily third party mortgage brokers  Originations:  Portfolio lender  Purchase  and refinance transactions Underwriting Focus:  Debt ratios  Loan to value  Credit scores  Borrower’s liquidity and cash reserves 0.05% NPAs / Assets 0.06% NPLs / Loans Multifamily Portfolio Highlights  $1.7 million average loan balance  13.7 average units  57% average loan to value ratio  1.50x average debt service coverage ratio Single Family Portfolio Highlights  $903 thousand average loan balance  64% average loan to value ratio  759 average credit score

11  First Mortgages  Hybrid Structures • 25‐ or 30‐year amortization • 10‐, 25‐ or 30‐year maturities • 3‐, 5‐, 7‐ or 10‐year fixed rate periods  Interest Only Option • Lower loan‐to‐value ratios • Underwrite at amortizing payment  Investor‐Owner Purchase or Refinance  Lines of Credit • Real estate secured only/specific business  purpose/fully adjustable/short term Our Lending Products Multifamily / Commercial Real Estate Lending Single Family Residential Lending  First Mortgages  Hybrid Structures • 30‐ or 40‐year amortization • 30‐ or 40‐year maturities • 3‐, 5‐, 7‐ or 10‐year fixed rate periods  Full Documentation  Interest Only   Purchase or Refinance Transactions  Primary Residence, Second Home or Investor  programs  Low‐ and Moderate‐income lending program • 30‐year fixed mortgages and forgivable second  mortgages

12 $6,130.6  $6,231.0  $6,049.8  $6,297.4  $6,366.3  $6,637.8  $6,854.5  $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 March 31, 2022 June 30, 2022 September 30, 2022 ($ in millions) Multifamily Residential Single Family Residential Commercial Real Estate Construction & Land Development Loan Portfolio (1) As of or for the nine months ended 9/30/2022. Historical Loan Growth 3.54% yield on loans; 3.71% weighted average coupon Loan Portfolio Composition (1) Multifamily Loans by Lending Area (1) Single Family Loans by Lending Area (1)

13 Commercial Real Estate Loan Detail (1) As of 9/30/2022.  (2) Construction and land development LTV is calculated based on an “as completed” property value.  Loan Portfolio Composition (1) ($ in 000's) Count Balance Weighted Avg. LTV (2) % of Total Loans Multifamily Real Estate 2,729 4,495,363$ 56.9% 65.6% Single Family Real Estate 2,397 2,159,384 63.8% 31.5% Commercial Real Estate Type: Mid Rise Office 7 37,968 62.9% 0.6% Strip Retail 16 29,615 46.8% 0.4% Medical Office 6 20,420 58.0% 0.3% Low Rise Office 11 18,839 51.4% 0.3% Shopping Center 5 18,103 57.1% 0.3% Unanchored Retail 9 15,698 44.1% 0.2% More than 50% commercial 11 12,415 49.4% 0.2% Anchored Retail 3 11,605 51.2% 0.2% Multi-Tenant Industrial 5 7,037 41.7% 0.1% Shadow Retail 3 3,952 62.0% 0.1% Flex Industrial 2 2,394 61.7% 0.0% Warehouse 3 2,376 44.6% 0.0% Restaurant 2 1,472 33.3% 0.0% Other 1 77 14.7% 0.0% Commercial Real Estate 84 181,971 53.3% 2.6% Construction & Land Development 6 17,737 57.4% 0.3% Total 5,216 6,854,455$ 59.0% 100.0%

14 Asset Quality  Risk management is a core competency of  our business  Extensive expertise among our lending  and credit administration staff and  executive officers  Credit decisions are made efficiently and  consistent with our underwriting  standards  Continuous evaluation of risk and return  Strict separation between business  development and credit decisions  Vigilant response to adverse economic  conditions and specific problem credits  Strict, quality oriented underwriting and  credit monitoring processes  9/30/2022 NPAs / Total Assets of 0.05%;  NPLs / Total Loans of 0.06%  NPAs and loans 90+ days past due to total  assets have been at low levels since 2014  No foreclosures since 2015 Culture Approach Results Nonperforming Assets / Total Assets $2.0  $6.3  $6.3  $2.3  $2.3  $5.0  $3.8  0.03%  0.09%  0.09%  0.03%  0.03%  0.07%  0.05%  0.00% 0.50% 1.00% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0  December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 March 31, 2022 June 30, 2022 September 30, 2022 ($ in millions) Nonperforming Assets (excluding performing troubled debt restructuings) Nonperforming Assets / Total Assets

15 $2,047.8  $1,564.1  $1,441.4  $678.8  $568.9  $729.4  $733.0  $461.4  $530.1  $498.7  4.63% 4.35% 3.70% 3.18% 3.74% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 September 30, 2022 ($ in millions) Weighted Average Coupon Loan Origination Volume and WAC (1) Total loan pipeline at September 30, 2022 is $231.8 million ($110.1 million CRE at 4.913% weighted average coupon (“WAC”) and $121.7 million SFR at 5.587%  WAC). A portion of our pipeline will ultimately not fund and loans without rate locks are subject to ongoing rate adjustments. (2) Q1 2021 originations include a $287.8 million SFR fixed rate loan pool purchase with a WAC of 2.31%.  Excluding the loan pool purchase, Q1 2021 originations  would have been $391.0 million with a WAC of 3.35%.    2.91% (1) (2) Q1 Q1 Q2 Q3 Q4 3.34% $2,368.3 3.32% 3.19% 3.14% $1,832.0 3.55%Q2 Q3 4.65%

16 $1,218.3  $972.9  $946.7  $253.0  $316.9  $478.5  $501.6  $257.7  $298.9  $322.7  4.60% 4.40% 3.67% 3.38% 3.62% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $250 $500 $750 $1,000 $1,250 $1,500 December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 September 30, 2022 ($ in millions) Weighted Average Coupon CRE Loan Origination Volume and WAC 3.31% Q1 3.38% Q4 Q3 Q2 Q1 3.40% $1,311.9 3.41% 3.30% Q2 $1,117.4 3.39% 4.33%Q3

17 $828.8  $591.2  $494.8  $425.8  $252.0  $250.9  $231.4  $203.7  $231.2  $176.0  4.67% 4.29% 3.77% 2.94% 3.93% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $200 $400 $600 $800 $1,000 $1,200 December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 September 30, 2022 ($ in millions) Weighted Average Coupon SFR Loan Origination Volume and WAC 5.15% (1) Q1 2021 originations include a $287.8 million SFR fixed rate loan pool purchase with a WAC of 2.31%.  Excluding the loan pool purchase, Q1 2021 SFR  originations would have been $138.1 million with a WAC of 3.30%.   2.93% Q4 Q3 Q2 Q1 Q1 2.63% (1) $1,056.4 3.22% 3.21% 2.98% Q2 $714.6 3.90% Q3 5.06%

18 Loan Portfolio WAC • At September 30, 2022, loans representing 72% of the loan portfolio, or $4.9 billion in aggregate outstanding principal balance, are at their floors. • February 2021 originations include a $287.8 million SFR fixed rate loan pool purchase with a WAC of 2.31%.  Excluding the impact of the loan pool purchase,  the WAC for originations would have been 3.43% in February 2021.

19 Loan Prepayment Speeds

20 Deposit Composition (1) As of or for the nine months ended 9/30/2022. Historical Deposit Growth & Portfolio Composition 0.66% cost of interest‐bearing deposits (1) Deposit Breakdown by Branch ($ in millions) (1)   Branch Location Consumer Specialty/  Business Wholesale Total  Deposits  Santa Rosa  $      1,003.4   $        61.1   $         0.0   $ 1,064.5  San Rafael 480.8 78.9 0.0 559.7 Encino 487.3 6.0 0.0 493.3 Beverly Hills 372.8 12.8 0.0 385.6 Pasadena 357.8 3.5 0.0 361.3 Long Beach 316.4 8.5 0.0 324.9 Toluca Lake 289.4 24.0 0.0 313.4 Los Altos 280.8 5.0 0.0 285.8 San Jose 139.8 4.2 0.0 144.0 Bellevue 133.9 0.5 0.0 134.4 El  Segundo 80.0 11.5 0.0 91.5 Corporate Office 23.0 1,272.5 340.5 1,636.0   Total  Deposits  $      3,965.4   $   1,488.5   $     340.5   $ 5,794.4

21 $3,852.6  $3,845.5  $4,101.2  $4,138.9  $4,106.6  $4,042.7  $3,965.4  $440.1  $416.0  $50.0  $25.8  $76.0  $123.1  $340.5  $708.3  $973.2  $1,113.1  $1,373.5  $1,418.6  $1,503.0  $1,488.5   $‐  $1,000  $2,000  $3,000  $4,000  $5,000  $6,000  $7,000 December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 March 31, 2022 June 30, 2022 September 30, 2022 ($ in millions) Retail ‐ Consumer Wholesale Retail ‐ Specialty & Business Deposit Growth/Balance  Growth Trend $233.7 $29.6 $273.9 $63.0 $67.6 $125.6

22 Specialty & Business Deposit Composition By Vertical  December 31, 2021 September 30, 2022 Total Specialty & Business Deposits of $1.4 billion Total Specialty & Business Deposits of $1.5 billion

23 0.98% 0.88% 1.04% 0.82% 0.80% 0.90% Full Year 12/31/2018 Full Year 12/31/2019 Full Year 12/31/2020 Full Year 12/31/2021 YTD 9/30/2022 Noninterest Exp to Avg Assets Pro Forma Noninterest Exp to Avg Assets 48.5% 46.9% 52.4% 34.3% 31.9% 45.0% Full Year 12/31/2018 Full Year 12/31/2019 Full Year 12/31/2020 Full Year 12/31/2021 YTD 9/30/2022 Efficiency Ratio Pro Forma Efficiency Ratio 7.96% 8.15% 6.53% 13.64% 13.11% 7.74% Full Year 12/31/2018 Full Year 12/31/2019 Full Year 12/31/2020 Full Year 12/31/2021 YTD 9/30/2022 ROAE Pro Forma ROAE 0.70% 0.69% 0.56% 1.22% 1.20% 0.67% Full Year 12/31/2018 Full Year 12/31/2019 Full Year 12/31/2020 Full Year 12/31/2021 YTD 9/30/2022 ROAA Pro Forma ROAA Efficient Operations Have Contributed to Consistent Profitability (1) Pro forma financial highlights adjusted for the impact of a $10.4 million non‐recurring cost incurred in connection with the prepayment of $150 million of long‐term FHLB borrowings in late December 2020. See Non‐GAAP  Reconciliation in Appendix hereto. (2) See Non‐GAAP Reconciliation in Appendix hereto. Return on Average Assets Return on Average Equity Efficiency Ratio(2) Noninterest Expense to Average Assets (1) (1) (1) (1)

24 Net Interest Margin Quarterly Net Interest Margin Net Interest Margin  2.13% 2.23% 2.31% 2.47% 2.57% 2.54% 2.62% 2.42% Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 1.98% 1.84% 1.97% 2.40% 2.52% Full Year 12/31/2018 Full Year 12/31/2019 Full Year 12/31/2020 Full Year 12/31/2021 YTD 9/30/2022

25 Interest Rate Risk Analysis On a quarterly basis, the Company measures and reports Net Interest Income at Risk (“NII”) and the Economic Value of Equity  (“EVE”) to isolate the change in income and equity related solely to interest‐earning assets and interest‐bearing liabilities. Both  models measure instantaneous parallel shifts in market interest rates, implied by the forward yield curve.  NII Impact ($ in millions)  EVE Impact ($ in millions) ($28.2) ($19.3) ($11.5) ($5.0) $3.2 $4.0  (19.9%) (13.6%) (8.1%) (3.5%) 2.2% 2.8%  + 400 BP+ 300 BP+ 200 BP+ 100 BP‐ 100 BP‐200 BP (36.0%) (30.0%) (24.0%) (18.0%) (12.0%) (6.0%) 0.0% 6.0% ($36.0) ($30.0) ($24.0) ($18.0) ($12.0) ($6.0) $0.0 $6.0 $ Change NII % Change NII ($388.1) ($268.8) ($158.1) ($80.1) $58.1 $92.0  (54.8%) (38.0%) (22.3%) (11.3%) 8.2% 13.0%  + 400 BP+ 300 BP+ 200 BP+ 100 BP‐ 100 BP‐200 BP (80.0%) (65.0%) (50.0%) (35.0%) (20.0%) (5.0%) 10.0% 25.0% ($460.0) ($360.0) ($260.0) ($160.0) ($60.0) $40.0 $140.0 $ Change EVE % Change EVE Interest Rate Risk to Earnings (NII) Interest Rate Risk to Capital (EVE) September 30, 2022 September 30, 2022 Change in Change in Interest Rates $ Change % Change Interest Rates $ Change % Change (basis points) NII NII (basis points) EVE EVE + 400 BP (28.2) (19.9%) + 400 BP (388.1) (54.8%) + 300 BP (19.3) (13.6%) + 300 BP (268.8) (38.0%) + 200 BP (11.5) (8.1%) + 200 BP (158.1) (22.3%) + 100 BP (5.0) (3.5%) + 100 BP (80.1) (11.3%) ‐ 100 BP 3.2 2.2% ‐ 100 BP 58.1 8.2% ‐ 200 BP 4.0 2.8% ‐ 200 BP 92.0 13.0%

26 Economic Value of Equity Trend (1) For Luther Burbank Savings (1) (1)

27 Deposits ‐ Cost of Funds Comparison (1) Beta is calculated using an average Fed Funds Rate.

Liquidity Management

Liquidity Position

(Dollars in thousands)	As of 9/30/2022		% of Assets
Unrestricted Cash & Cash Equivalents	$	256,658	3.2%
Unencumbered Liquid Securities		650,790	8.2%
Unutilized Brokered Deposit Capacity (1)		528,681	6.7%
Unutilized FHLB Borrowing Capacity (2)(3)		787,196	9.9%
Unutilized FRB Borrowing Capacity (2)		185,952	2.3%
Commercial Lines of Credit		50,000	0.6%
Total Liquidity	$	2,459,277	**31.0%**
Total Assets	$	7,921,584	

Securities Portfolio (4)



Agency Residential MBS and CMOs
Agency Commercial MBS & CMOs
Other Asset Backed Securities
Agency Bonds
Qualified Community Reinvestment Fund
Other Investments
30%
58%
4%
6%
2%
0%

Other Borrowings

Type	Amount Outstanding 9/30/2022	Cost of Borrowings (5)
FHLB Advances	$1.2 billion	1.79%
Senior Notes	$95 million	6.65%
Trust Preferred	$62 million	2.64%

(1) Capacity based on internal guidelines.
(2) Capacity based on pledged loan collateral specific to lending bank.
(3) Availability to borrow from the FHLB is permitted up to 40% of Luther Burbank Savings' (the "Bank") assets or $3.2 billion. At September 30, 2022, we had $1.2 billion and $62.6 million in outstanding advances and letters of credit with the FHLB, respectively.
(4) As of 9/30/2022, the available for sale securities portfolio, which is reported at fair value, includes a net unrealized loss position of $44.8 million.
(5) For the nine months ended 9/30/2022.

Luther Burbank® | Corporation
28

29 10.5% 19.2% Regulatory Minimum 9/30/2022 8.5% 18.3% Regulatory Minimum 9/30/2022 7.0% 16.9% Regulatory Minimum 9/30/2022 4.0% 10.0% Regulatory Minimum 9/30/2022 Capital Management   • After returning excess capital to shareholders over the past few years, our capital ratios continue to be well above regulatory minimums. • Returned $28.2 million to shareholders during the nine months ended September 30, 2022. • Net share repurchases of $9.7 million. • Common stock dividends totaling $18.5 million. Common Equity Tier 1 Risk‐Based RatioTier 1 Leverage Ratio Tier 1 Risk‐Based Capital Ratio Total Risk‐Based Capital Ratio $460mm, or  150%, above  regulatory  minimum $412mm, or  141%, above  regulatory  minimum $411mm, or  116%, above  regulatory  minimum $364mm, or  83%, above  regulatory  minimum

30 Executive Management  Simone Lagomarsino. Ms. Lagomarsino serves as President and Chief Executive Officer (“CEO”) of the Company and the Bank. Ms. Lagomarsino has served on our Board of Directors since November 30, 2018. In addition to her role at the Company, Ms. Lagomarsino serves as chair of the board of directors of the Federal Home Loan Bank of San Francisco and serves on the board of directors of the Federal Reserve Bank of San Francisco. Prior to joining the Company, Ms. Lagomarsino was President and CEO of the Western Bankers Association and a director of Pacific Premier Bancorp. (NASDAQ: PPBI). From 2011 to 2017, she served as CEO of Heritage Oaks Bank, and President and CEO and a director of Heritage Oaks Bancorp. Ms. Lagomarsino also previously held executive positions with Hawthorne Financial Corporation, Ventura County National Bank, and Kinecta Federal Credit Union. Laura Tarantino.Ms. Tarantino serves as Chief Financial Officer of the Company and Bank, a position she has held since 2006. In this role, she oversees all aspects of financial reporting including strategic planning, asset/liability management, taxation and regulatory filings. She also serves on the Company's Executive Committee. Ms. Tarantino has more than 30 years of experience with the Bank, having joined as Controller in 1992. She previously served as Audit Manager for KPMG LLP, San Francisco, specializing in the financial services industry. In addition to her role at the Company, Ms. Tarantino has served as an audit committee member for the Santa Rosa Council on Aging since 2012. Ms. Tarantino is a CPA (inactive) and holds a B.S. in Business Administration ‐ Finance & Accounting with summa cum laude honors from San Francisco State University. Bill Fanter. Mr. Fanter serves the Company as Head of Retail Banking. In this role, he is responsible for expanding the Bank’s deposit offerings and creating greater access to its products and services, including consumer deposit generation across traditional branch and online banking platforms, and marketing. He is also a member of the Company's Executive Committee. Prior to joining the Company in 2020, Mr. Fanter served as Executive Vice President, Head of Retail Banking at Opus Bank from 2019 and previous to that, as Senior Vice President, Consumer and Business Banking Market Executive at U.S. Bank from 2003‐2019. His background also includes positions as Director of Automation Services at Kirchman Corporation and several roles culminating with Senior Vice President, Chief Operating Officer at GreatBanc, Inc. Tammy Mahoney. Ms. Mahoney joined the Company in 2016 and serves as the Chief Risk Officer. In her role, Ms. Mahoney oversees the Company's compliance, internal audit, independent loan review and risk management functions, including information security and privacy; she is also a member of its Executive Committee. Prior to joining the Bank, Ms. Mahoney served as Senior Vice President of Enterprise Risk and Compliance at Opus Bank from 2011 through 2015; previous to that as Director, Risk Advisory Services at KPMG LLP from 1995 to 2004; and as Associate National Bank Examiner with the Office of the Comptroller of the Currency. In addition to her role at the Company, Ms. Mahoney serves as a member of the Legal Services Trust Fund Commission, State Bar of California. She is also a member of the American Bankers Association (“ABA”) Foundation’s Senior Protection Task Force. She is an ABA Certified Enterprise Risk Professional, ABA Certified Regulatory Compliance Manager and an Institute of Internal Auditors Certified Internal Auditor, and maintains an ISACA Cybersecurity Fundamentals Certificate; Ms. Mahoney holds a B.S. in Business Administration ‐ Finance from San Diego State University.

31 Executive Management ‐ Continued Parham Medhat. Mr. Medhat serves the Company as Chief Operations and Technology Officer. In this role, he is responsible for deposit operations, information technology, project management and loan servicing; he is also a member of the Company’s Executive Committee. Prior to joining the Bank in 2019, Mr. Medhat served as Executive Vice President, Chief Operating Officer at CTBC from 2014 to 2019; previous to that as Senior Vice President, Director of Bank Operations at Opus Bank; and in several roles over thirteen years at CapitalSource Bank. Mr. Medhat holds a M.A. in Educational–Instructional Technology from California State University, Dominguez Hills and a B.A. in Industrial/Organizational Psychology from California State University, Long Beach. Alex Stefani. Mr. Stefani serves the Company as Chief Credit Officer. In this role, he oversees Luther Burbank’s appraisal, underwriting, credit administration and special assets activities; he is also a member of the Company’s Executive Committee. Mr. Stefani joined the Bank in 2004 and has held several positions including loan underwriter, loan officer, and underwriting manager before being promoted to Director of Income Property Lending in 2017, a position he held until accepting his current role in 2021. Mr. Stefani holds a M.A. in Political Science from San Francisco State University and a B.A. in Political Science from Sonoma State University. Greg Smith.Mr. Smith serves the Company as Senior Vice President, General Counsel and Corporate Secretary. In this role, he is responsible for the Company’s legal affairs and corporate governance. Prior to joining the Bank in 2022, Mr. Smith served as Vice President, Deputy General Counsel and Secretary of First American Financial Corporation from 2020 to 2022 and from 2010 to 2020 as its Assistant General Counsel and Assistant Secretary; previous to that, he served as Associate General Counsel for Eclipsys Corporation and as an associate with O’Melveny & Myers, LLP. Mr. Smith holds a J.D. from the University of Minnesota Law School and a B.S. in Business Administration – Management Information Systems from Brigham Young University. He has been a member of the California Bar Association since 2003.

32 Board of Directors Victor S. Trione. Mr. Trione serves as Chair of the Board of Directors of the Company and the Bank, a position he has held since founding the Bank in 1983. In addition to serving as our Chair, Mr. Trione is President of Vimark, Inc., a real estate development and vineyard management company, and co‐proprietor of Trione Winery. Mr. Trione also serves in the following roles: Director and Chair of the Executive Committee of Empire College; Advisory Board member of the Stanford Institute for Economic Policy Research; Board of Overseers of Stanford University's Hoover Institution; and, trustee of the U.S. Navy Memorial Foundation. Renu Agrawal. Dr. Agrawal joined the Board of Directors in December 2020 and serves on the Audit and Risk Committee. Dr. Agrawal was appointed to the Governance and Nominating Committee effective January 2022. In addition to the Company, Dr. Agrawal serves on the board of Allvue Systems, an investment software solutions provider. She was Executive Vice President and Chief Operating Officer for Wells Fargo’s Financial Institutions Group. Prior to that, she oversaw Well’s Fargo International Treasury Management business and played a leadership role in the Wells Fargo‐Wachovia merger. Earlier, Dr. Agrawal was Chief Operating Officer at ValleyCrest Companies and Quisic Corporation. She began her career as a scientist at Polaroid and also worked at McKinsey & Company. Dr. Agrawal is a founding member of Neythri, a global community of South Asian professional women committed to helping each other succeed. In 2018, she received the National Asian Pacific American Corporate Achievement Award. Dr. Agrawal holds a M.B.A. from MIT Sloan School of Management and a Ph.D. in Materials Science and Engineering from MIT. She graduated with a B.Tech in Metallurgy from IIT, Kanpur. John C. Erickson. Mr. Erickson serves on the Audit and Risk Committee and on the Compensation Committee. Mr. Erickson has served on our Board of Directors since 2017. Mr. Erickson has more than 35 years of financial services experience, including over 30 years at Union Bank N.A. He served in many executive roles across that institution, culminating in two vice chairman positions (Chief Risk Officer and Chief Corporate Banking Officer) between 2007 and 2014. As Chief Corporate Banking Officer, he oversaw commercial banking, real estate, global treasury management, wealth management and global capital markets. He was a director of Zions Bancorporation (NASDAQ: ZION) from 2014 to 2016, and chair of that board's Risk Committee, as well as a member of the Audit Committee. He also served as President, Consumer Banking and President, California, for CIT Group, Inc. (NYSE: CIT) in 2016. He joined the board of directors of Bank of Hawaii Corporation (NYSE: BOH) in January 2019, and serves as a member of its Audit and Risk Committee and Nominating and Governance Committee. Mr. Erickson qualifies as an "audit committee financial expert" as defined in SEC rules. Anita Gentle Newcomb. Ms. Newcomb serves as Chair of the Audit and Risk Committee. Ms. Newcomb has served on our Board of Directors since 2014 and was  appointed to the Governance and Nominating Committee effective January 2022. Her experience spans over three decades in the financial services industry as a  commercial banker, investment banker, and strategic consultant. She has advised numerous banks and financial services companies on a wide range of corporate  development initiatives, from strategic planning, consumer and business banking strategy, and corporate governance best practices, to mutual conversions and  valuing and structuring acquisitions. Most recently, Ms. Newcomb was president of A.G. Newcomb & Co., a financial services consultancy, she founded and managed  from 1999 to 2019. She also served on the board of the Federal Reserve Bank of Richmond‐Baltimore Branch from 2010 through 2015. She is also a certified public  accountant (inactive). Ms. Newcomb holds a M.B.A. in Finance from The University of Houston and a B.S. in Accounting from Auburn University. In 2022, Ms.  Newcomb was honored by Auburn University Alumni Association with its Lifetime Achievement Award. Ms. Newcomb qualifies as an "audit committee financial  expert" as defined in SEC rules.

33 Board of Directors ‐ Continued Bradley M. Shuster. Mr. Shuster serves as Chair of the Compensation Committee and also serves on the Governance and Nominating Committee. Mr. Shuster has served on our Board of Directors since 1999. Mr. Shuster has served as executive chairman and chairman of the board of NMI Holdings, Inc. (NASDAQ: NMIH) since January 2019. Mr. Shuster founded National MI and served as chairman and chief Executive Officer of the company from 2012 to 2018. Prior to founding National MI, he was a senior executive of The PMI Group, Inc. (NYSE: PMI), where he served as chief executive officer of PMI Capital Corporation. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte, where he served as partner‐in‐charge of Deloitte's Northern California Insurance and Mortgage Banking practices. Mr. Shuster has received both CPA and CFA certifications. He is a member of the board of directors of McGrath Rentcorp (NASDAQ: MGRC), and serves as a member of its Audit and Governance Committees. Thomas C. Wajnert. Mr. Wajnert serves as our Lead Independent Director, Chair of the Governance and Nominating Committee, and a member of the Compensation Committee. Mr. Wajnert has served on our Board of Directors since 2013. He launched his career in 1968 with US Leasing, a NYSE‐listed company. For over 40 years, Mr. Wajnert has navigated the changing currents of the equipment leasing industry and built an impressive list of accomplishments, including serving as Chief Executive Officer and Chair of AT&T Capital Corporation, an international, full‐service equipment leasing and commercial finance company, from 1984 to 1996. Mr. Wajnert also has extensive public company board experience at Reynolds American as Chair, and at Solera, UDR, Inc., NYFIX, and JLG Industries as a director. Mr. Wajnert also serves on the board of International Finance Group, one of the largest privately owned P&C insurance companies in the U.S., and for many years served as a Trustee of Wharton's Center for Financial Institutions. M. Max Yzaguirre. Mr. Yzaguirre joined the Board of Directors in October 2021 and was appointed to the Audit and Risk Committee and the Compensation Committee effective January 2022. Mr. Yzaguirre’s experience includes domestic and international business, government and law, as well as expertise in a wide variety of industries and sectors. He currently serves on the board of directors of Altria Group (NYSE: MO) and is a member of their Finance Committee and their Innovation Committee. He also currently serves on the board of directors of Aris Water Solutions, Inc. (NYSE: ARIS), where he is chairman of their Compensation Committee. Mr. Yzaguirre formerly served on the boards of directors of BBVA USA Bancshares, Inc. and BBVA USA Bank, on the board of directors of Texas Regional Bancshares and on the board of directors of Texas State Bank. He also served previously as Executive Chairman of the energy infrastructure construction company, Forbes Bros. Holdings, Ltd., and as Chairman and CEO of Isolux Ingenieria USA, L.L.C., the US operation of Isolux Corsan, a Spanish engineering, procurement and construction company. Mr. Yzaguirre is also a member of the National Association of Corporate Directors (NACD) and the Latino Corporate Directors Association (LCDA). Mr. Yzaguirre qualifies as an "audit committee financial expert" as defined in SEC rules.

Appendix

35 Balance Sheet ($ in 000’s) (1) Unaudited September 30,  2022 (1) December 31,  2021  ASSETS Cash, cash equivalents  and restricted cash   $                     256,658   $                     138,413  Available for sale investment securities, at fair value                         640,473                          647,317  Held to maturity investment securities, at amortized cost (fair value of $2,845 and  $4,018 at September 30, 2022 and December 31, 2021, respectively)                              3,135                               3,829  Equity securities, at fair value                            10,317                             11,693  Loans  receivable, net of allowance for loan losses  of $36,035 and $35,535 at  September 30, 2022 and December 31, 2021, respectively                      6,818,420                       6,261,885  Accrued interest receivable                            21,011                             17,761  Federal  Home Loan Bank ("FHLB") stock, at cost                            32,694                             23,411  Premises and equipment, net                            14,260                             16,090  Goodwill                              3,297                               3,297  Prepaid expenses  and other assets                         121,319                             56,261  Total assets  $                  7,921,584   $                  7,179,957  LIABILITIES AND STOCKHOLDERS' EQUITY          Liabilities: Deposits  $                  5,794,380   $                  5,538,243  Federal  Home Loan Bank advances                      1,201,647                          751,647  Junior subordinated deferrable interest debentures                            61,857                             61,857  Senior debt $95,000 face amount, 6.5% interest rate, due September 30, 2024 (less  debt  issuance costs  of $246 and $388 at September 30, 2022 and December 31, 2021,  respectively)                            94,754                             94,662  Accrued interest payable                                 950                                  118  Other l iabilities  and accrued expenses                            91,327                             64,297  Total liabilities                      7,244,915                       6,510,824          Stockholders' equity: Common stock, no par value; 100,000,000 shares authorized; 51,074,605 and  51,682,398 shares issued and outstanding at September 30, 2022 and December 31,  2021, respectively                         398,325                          406,904  Retained earnings                         310,160                          262,141  Accumulated other comprehensive (loss) income, net of taxes                          (31,816)                                    88  Total stockholders' equity                         676,669                          669,133  Total liabilities and stockholders' equity  $                  7,921,584   $                  7,179,957  As of

Income Statement ($ in 000's, except per share data)

	For the Three Months Ended September 30, [1] 2022	For the Three Months Ended September 30, [1] 2021	For the Nine Months Ended September 30, [1] 2022	For the Nine Months Ended September 30, [1] 2021
Interest and fee income:				
Loans	$ 62,366	$ 55,757	$ 172,911	$ 164,006
Investment securities	4,127	2,213	9,290	6,287
Cash, cash equivalents and restricted cash	547	78	812	162
Total interest and fee income	67,040	58,048	183,013	170,455
Interest expense:				
Deposits	14,085	7,535	27,018	28,890
FHLB advances	5,346	3,573	12,071	11,345
Junior subordinated deferrable interest debentures	560	250	1,220	763
Senior debt	1,575	1,574	4,724	4,723
Total interest expense	21,566	12,932	45,033	45,721
Net interest income before provision for loan losses	45,474	45,116	137,980	124,734
Provision for (reversal of) loan losses	500	(4,000)	500	(9,000)
Net interest income after provision for loan losses	44,974	49,116	137,480	133,734
Noninterest income:				
FHLB dividends	363	407	1,059	1,145
Other income	(94)	24	(370)	105
Total noninterest income	269	431	689	1,250
Noninterest expense:				
Compensation and related benefits	8,857	9,596	26,146	28,617
Deposit insurance premium	508	492	1,468	1,431
Professional and regulatory fees	639	445	1,812	1,543
Occupancy	1,199	1,263	3,590	3,735
Depreciation and amortization	806	625	2,155	1,958
Data processing	1,044	883	3,039	2,729
Marketing	1,211	380	2,194	907
Other expenses	1,112	951	3,809	2,999
Total noninterest expense	15,376	14,635	44,213	43,919
Income before provision for income taxes	29,867	34,912	93,956	91,065
Provision for income taxes	8,865	10,169	27,447	26,695
Net income	$ 21,002	$ 24,743	$ 66,509	$ 64,370
Basic earnings per common share	$ 0.41	$ 0.48	$ 1.31	$ 1.25
Diluted earnings per common share	$ 0.41	$ 0.48	$ 1.30	$ 1.24
Dividends per common share	$ 0.12	$ 0.12	$ 0.36	$ 0.24
Weighted average common shares outstanding - basic	50,738,479	51,333,283	50,956,972	51,680,782
Weighted average common shares outstanding - diluted	50,893,558	51,544,913	51,071,746	51,834,762

(1) Unaudited

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36

Net Interest Margin ($ in 000's)

	For the Nine Months Ended September 30, 2022			For the Three Months Ended September 30, 2022			For the Three Months Ended June 30, 2022		
	Average Balance	Interest Inc / Exp	Average Yield/Rate [5]	Average Balance	Interest Inc / Exp	Average Yield/Rate [5]	Average Balance	Interest Inc / Exp	Average Yield/Rate [5]
Interest-Earning Assets									
Multifamily residential	$ 4,327,355	$ 120,306	3.71%	$ 4,448,881	$ 41,267	3.71%	$ 4,318,879	$ 39,893	3.69%
Single family residential	1,976,356	45,115	3.04%	2,097,312	18,660	3.56%	1,961,812	14,430	2.94%
Commercial real estate	189,499	6,597	4.64%	185,017	2,137	4.62%	189,705	2,256	4.76%
Construction and land	21,960	893	5.44%	19,761	302	6.06%	25,784	333	5.18%
Total loans [1]	6,515,170	172,911	3.54%	6,750,971	62,366	3.70%	6,496,180	56,912	3.50%
Securities available-for-sale/ equity	656,602	9,210	1.87%	676,132	4,101	2.43%	647,073	2,840	1.76%
Securities held-to-maturity [2]	3,467	80	3.08%	3,151	26	3.30%	3,441	23	2.67%
Cash, cash equivalents and restricted cash	118,452	812	0.92%	100,690	547	2.16%	101,873	198	0.78%
Total interest-earning assets	7,293,691	183,013	3.35%	7,530,944	67,040	3.56%	7,248,567	59,973	3.31%
Noninterest-earning assets	110,459			128,677			109,408		
Total assets	$ 7,404,150			$ 7,659,621			$ 7,357,975		
Interest-Bearing Liabilities									
Interest-bearing demand deposits	$ 171,148	279	0.21%	$ 168,780	96	0.22%	$ 175,092	88	0.20%
Money market demand accounts	3,007,085	14,603	0.64%	3,005,468	7,416	0.97%	3,050,811	3,966	0.51%
Time deposits - Retail	2,165,837	11,359	0.69%	2,179,484	5,954	1.07%	2,102,660	2,718	0.51%
Total interest-bearing deposits - Retail	5,344,070	26,241	0.65%	5,353,732	13,466	0.98%	5,328,563	6,772	0.50%
Time deposits - Wholesale	84,686	777	1.23%	143,159	619	1.72%	93,795	141	0.60%
Total interest-bearing deposits	5,428,756	27,018	0.66%	5,496,891	14,085	1.00%	5,422,358	6,913	0.50%
FHLB advances	899,838	12,071	1.79%	1,071,300	5,346	1.98%	863,685	3,628	1.68%
Senior debt	94,704	4,724	6.65%	94,734	1,575	6.65%	94,703	1,575	6.65%
Junior subordinated debentures	61,857	1,220	2.64%	61,857	560	3.59%	61,857	385	2.50%
Total interest-bearing liabilities	6,485,155	45,033	0.92%	6,724,782	21,566	1.26%	6,442,603	12,501	0.77%
Noninterest-bearing demand deposits	159,504			164,988			165,799		
Noninterest-bearing liabilities	82,935			88,323			76,412		
Total liabilities	6,727,594			6,978,093			6,684,814		
Total stockholders' equity	676,556			681,528			673,161		
Total liabilities and stockholders' equity	$ 7,404,150			$ 7,659,621			$ 7,357,975		
Net interest spread [3]			**2.43%**			**2.30%**			**2.54%**
Net interest income/margin [4]		**$ 137,980**	**2.52%**		**$ 45,474**	**2.42%**		**$ 47,472**	**2.62%**

(1) Non-accrual loans are included in total loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan costs, net.
(2) Securities held to maturity include municipal securities. Yields are not calculated on a tax equivalent basis.
(3) Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(4) Net interest margin is net interest income divided by total average interest-earning assets.
(5) Yields shown are annualized.

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37

Non-GAAP Reconciliation ($ in 000's, except per share data)

	As of or For the Nine Months Ended September 30, 2022	As of or For the Years Ended December 31, 2021	2020	2019	2018
Tangible stockholders' equity					
Total assets	$ 7,921,584	$ 7,179,957	$ 6,906,104	$ 7,045,828	$ 6,937,212
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Less: Total liabilities	(7,244,915)	(6,510,824)	(6,292,413)	(6,431,364)	(6,356,067)
Tangible stockholders' equity	$ 673,372	$ 665,836	$ 610,394	$ 611,167	$ 577,848
Tangible assets					
Total assets	$ 7,921,584	$ 7,179,957	$ 6,906,104	$ 7,045,828	$ 6,937,212
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Tangible assets	$ 7,918,287	$ 7,176,660	$ 6,902,807	$ 7,042,531	$ 6,933,915
Tangible stockholders' equity to tangible assets					
Tangible book value (numerator)	$ 673,372	$ 665,836	$ 610,394	$ 611,167	$ 577,848
Tangible assets (denominator)	7,918,287	7,176,660	6,902,807	7,042,531	6,933,915
Tangible stockholders' equity to tangible assets	8.5%	9.3%	8.8%	8.7%	8.3%
Efficiency ratio					
Noninterest expense (numerator)	$ 44,213	$ 59,145	$ 73,934	$ 62,386	$ 62,687
Net interest income	$ 137,980	$ 170,459	$ 138,623	$ 128,407	$ 125,087
Noninterest income	689	1,886	2,520	4,675	4,131
Operating revenue (denominator)	$ 138,669	$ 172,345	$ 141,143	$ 133,082	$ 129,218
Efficiency ratio	31.9%	34.3%	52.4%	46.9%	48.5%
Tangible book value per share					
Tangible stockholders' equity (numerator)	$ 673,372				
Period end shares outstanding (denominator)	51,074,605				
Tangible book value per share	$ 13.18				

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38

39 Non‐GAAP Reconciliation ($ in 000’s, except per share data) (1) For the year ended December 31, 2020, our pro forma amounts above are adjusted to reverse the impact of a non‐recurring cost incurred in connection with the early paydown of $150 million of long‐term FHLB  borrowings in late December 2020. As of or For the  Year Ended  December 31, 2020 Pro forma items (1)      Net income   $                   39,912       Add: Non‐recurring noninterest expense item, net taxes                          7,352            Pro forma net income   $                   47,264       Pro forma net income (numerator)   $                   47,264       Average assets  (denominator)                  7,092,407            Pro forma return on average assets 0.67%      Pro forma net income (numerator)  $                   47,264       Average stockholders' equity (denominator)                     610,770            Pro forma return on average stockholders' equity 7.74%      Pro forma net income (numerator)   $                   47,264       Fully dilutive shares (denominator)                 53,146,298            Pro forma earnings per share  $                        0.89       Noninterest expense  $                   73,934       Less: Non‐recurring noninterest expense item, before income taxes                      (10,443)           Pro forma noninterest expense (numerator)  $                   63,491       Operating revenue (denominator)  $                 141,143            Pro forma efficiency ratio 45.0%      Pro forma noninterest expense (numerator)  $                   63,491       Average assets  (denominator)                  7,092,407            Pro forma noninterest expense to average assets 0.90%